                                                                       Exhibit n


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 ("Registration Statement") of our report dated November 25, 2003, relating to the financial statements and financial highlights of H&Q Healthcare Investors (the "Fund"), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 7, 2004